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                         PACIFIC GATEWAY EXCHANGE,INC.
         EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (in thousands, except net income per share)

                                                                       Three months
                                                                      Ended March 31,
                                                                   -----------------------
                                                                     1997            1996
                                                                   -------          ------
 COMPUTATION OF EARNINGS PER COMMON
    AND COMMON EQUIVALENT SHARE
    Average shares outstanding                                     18,938           14,100

    Add:
     Common stock equivalent of stock
          options and warrants                                        599              200
                                                                   ------           ------
                                                                   19,537           14,300
                                                                   ======           ======
     Net income                                                     2,462              366
                                                                   ======           ======
     Primary net income per share                                    0.13             0.03
                                                                   ======           ======
COMPUTATION OF EARNINGS PER COMMON
    AND COMMON EQUIVALENT SHARE
    ASSUMING FULL DILUTION:
    Average shares outstanding                                     18,938           14,100

    Add:
      Common stock equivalent of stock
           options and warrants
                                                                      540              200
                                                                   ------           ------
                                                                   19,478           14,300
                                                                   ======           ======

      Net income                                                    2,462              366
                                                                   ======           ======

      Fully diluted net income per share                             0.13             0.03
                                                                   ======           ======

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